SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: November 7, 2003


                             THE ART BOUTIQUE, INC.
                        --------------------------------
              (New name of registrant as specified in its charter)
(successor registrant under Sec. 12(g)3 of the Securities Exchange Act of 1934)


Wyoming                         0-32099                 83-0269496
-----------------             -------------            ------------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation                                          post-merger)
post-merger)


                    Rooms 1203-8, 12th Floor, Hang Seng Bldg.
                      77 Des Voeux Road Central, Hong Kong
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:






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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

               None.


ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

               None.


ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

               None.


ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               None.


ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

The Company has engaged Network Plus Limited ("Placement Agent") to act as the company's placement agent pursuant to an engagement letter ("Engagement Letter") dated 31st October 2003 and accepted by the Company on November 3, 2003. Under the terms of the Engagement Letter, the Placement Agent has agreed to seek to complete, on a best efforts basis, a subscription or subscriptions (each a "Sub-scription") by investor(s) of up to 8,000,000 new shares of the Company's common stock in aggregate at the subscription price per share of at least $0.05.

In the event where a Subscription involving the Company and an investor is completed at any time during the period of engagement under the Engagement Letter, which runs from November 3, 2003 until the expiry of 3 months there-after, the Company shall pay to the Placement Agent a fee equivalent to 10% of the gross cash proceeds received by the Company pursuant to such Subscription. The Company has further agreed to indemnify the Placement Agent and other persons related to the Placement Agent with respect to certain losses, claims, damages or liabilities as set out under the Engagement Letter.


ITEM 6.    RESIGNATIONS OF REGISTRANT'S DIRECTORS

               None.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

        Financial Statements -

               None.

        Exhibits -

        99  Press Release


ITEM 8. CHANGE IN FISCAL YEAR

               None.


ITEM 9.  REGULATION FD DISCLOSURE

               None.


ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

               None.

ITEM 11.  TEMPRARY SUSPENSION OF TRADING UNDER REGISTRANT' EMPLOYEE BENEFIT
PLANS

               None.


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

               None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 6, 2003                           THE ART BOUTIQUE, INC.


                                                  /s/ Ronald Lui
                                                  ---------------------------
                                                  Ronald Lui, CEO/Secretary